Exhibit T3A16

No. 1874819 編號

CERTIFICATE OF INCORPORATION

公司註冊證書

                                 ***

I hereby certify that

本人謹此證明

Fulbright Investment (Hong Kong) Limited

富昌投資(香港)有限公司

is this day incorporated in Hong Kong under the Companies Ordinance

於本日根據《公司條例》（香港法例第32章）

(Chapter 32 of the Laws of Hong Kong) and that this company is limited.

在香港註冊成為有限公司。

Issued on     14 March 2013.

本證書於二Ｏ一三年三月十四日發出。

/s/ Ada LL Chung
Registrar of Companies Hong Kong Special Administrative Region
香港特別行政區公司註冊處處長鍾麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

No. 1874819

CERTIFICATE OF CHANGE OF NAME

公司更改名稱證書

                                 ***

I hereby certify that

本人謹此證明

Fulbright Investment (Hong Kong) Limited

富昌投資(香港)有限公司

having by special resolution changed its name, is now incorporated under the

已藉特別決議更改其名稱，該公司根據

Companies Ordinance (Chapter 32 of the Laws of Hong Kong) in the name of

《公司條例》（香港法例第32章）註冊的名稱現為

Fulbright Financial Group (Hong Kong) Limited

富昌金融集團(香港)有限公司

Issued on     22 April 2013.

本證書於二Ｏ一三年四月二十二日發出。

/s/ Ada L L Chung
Registrar of Companies Hong Kong Special Administrative Region
香港特別行政區公司註冊處處長鍾麗玲

Note 註:

Registration of a company name with the Companies Registry does not confer any trade mark rights or any other intellectual property rights in respect of the company name or any part thereof.

公司名稱獲公司註冊處註冊，並不表示獲授予該公司名稱或其任何部分的商標權或任何其他知識產權。

Certificate of Incorporation No. 1874819

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

Fulbright Investment (Hong Kong) Limited

富昌投資(香港)有限公司

Incorporated on the 14th day of March, 2013

INCORPORATED IN HONG KONG

THE COMPANIES ORDINANCE (Cap. 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

Fulbright Investment (Hong Kong) Limited

富昌投資(香港)有限公司

1.	The name of the Company is Fulbright Investment (Hong Kong) Limited 富昌投資(香港)有限公司.

2.	The Registered Office of the Company will be situated in Hong Kong.

3.	The Company has the capacity and the rights, powers and privileges of a natural person and the objects for which the Company is established are unrestricted.

4.	The liability of the members is limited.

5.	The Capital of the Company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each and the Company shall have power to divide the original or any increased capital into several classes, and to attach thereto any preferential, deferred, qualified, or other special rights, privileges, restrictions or conditions.

We, whose name, address and description are hereto given below, wish to form a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite to our name:-

Name, Address and Description of Signatory	Number of Shares Taken by Signatory
For and on behalf of BLEAR SERVICES LIMITED

TSOI CHI NA, FANDY, Authorised Representative 9/F, Ruttonjee House, 11 Duddell Street, Central, Hong Kong Corporation	ONE

Total Number of Shares Taken	ONE